Exhibit 99.4

July 18, 2014

KEY FACTS – Second Quarter 2014

Delivering for Shareholders

Total Shareholder Return	2012	2013	YTD 6/30/14
BNY Mellon	32.1%	38.6%	8.3%
11-Member Peer Group Median (a)	27.4%	38.9%	3.6%
S&P 500 Financials	28.7%	35.6%	5.0%
S&P 500 Index	16.0%	32.4%	7.1%

Positive Growth Trends

•	Strong fee income growth

¡	Investment Management fee income up 5%, LTM 2Q14 versus LTM 2Q13

¡	Investment Services fee income up 3%, LTM 2Q14 versus LTM 2Q13

Continued AUM and AUC/A Growth

•	AUM up 15% in 2Q14 versus 2Q13

•	AUC/A up 9% in 2Q14 versus 2Q13

Strong Expense Control

•	2Q14 operating expenses down, year-over-year and sequentially, despite impact of regulatory costs, investments and business mix

Ongoing Initiatives to Streamline Organization

•	Organizational realignment announced in June 2014

•	Rationalizing our staffing: ~$120MM severance charge in 2Q14; >$100MM annual run-rate savings; ~50% of savings expected to benefit run-rate in 2H14

•	Reduction in real estate footprint

¡	Sale of One Wall Street to close in 3Q14; net reduction in footprint of ~750K square feet

•	Numerous actions over time to streamline organization:

¡ Sold Newton Private Client business	¡ Sold Sourcenet Solutions

¡ Exited Beta Transition Management	¡ Exited U.S. Derivatives Clearing (Futures Commission Merchant)

¡ Sold Shareowner Services	¡ Sold Corporate Trust (Japan & Mexico)

Continued Strong Capital Position

•	Significant capital generation

•	Key capital ratios continue to be strong, ending 2Q14 with an estimated common equity tier 1 ratio, fully phased-in (Non-GAAP) under the Advanced Approach of 10.0% (b)

•	Combination of Investment Management and Investment Services positions us well for stress scenarios

•	Delivering high returns on tangible equity

¡	Achieved excellent return on tangible common equity of 18% (Non-GAAP, adjusted) in 2Q14 (b)

•	Post financial crisis, our capital generation has enabled us to more than double tangible capital while also reducing shares outstanding to below pre-crisis levels

LTM = last twelve months; AUM = Assets Under Management; AUC/A = Assets Under Custody/Administration

(a)	For information about our 11-Member Peer Group, see page 32 of our Proxy Statement dated March 7, 2014.

(b)	This fact sheet includes Non-GAAP measures. These measures are used by management to monitor financial performance and are useful to the investment community in analyzing financial results and trends of ongoing operations. For a reconciliation of these measures and further information, see “Supplemental information – Explanation of GAAP and Non-GAAP Financial Measures” in BNY Mellon’s Quarterly Earnings Review dated July 18, 2014, furnished as an exhibit to the Current Report on Form 8-K to which this fact sheet is furnished as an exhibit.

This fact sheet may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and statements made regarding the expected benefit to our run rate from streamlining actions, our positioning for stress scenarios and the closing of the sale of One Wall Street. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this fact sheet speak only as of July 18, 2014 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Additional information about BNY Mellon is available in our annual report on Form 10-K, proxy statement, quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC available at www.sec.gov.